UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 22, 2021

NextPlay Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38402 (Commission File Number)	26-3509845 (IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	NXTP	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2021, NextPlay Technologies, Inc. (the “Company”, “we” and “us”) entered into an Exchange Agreement (the “Exchange Agreement”) with Hudson Bay Master Fund Ltd. (the “Holder”), a holder of warrants to purchase 322,000 shares of the Company’s common stock with an exercise price $2.00 per share (the “Warrants”) originally purchased from the Company on September 28, 2018. Pursuant to the terms of the Warrants, the Holder had the right, upon closing of our acquisition of HotPlay Enterprise Limited, effective on June 30, 2021, to elect to require the redemption of the Warrants for a cash payment of the Black Scholes Value of the Warrants (the “Black Scholes Value”), which election was subsequently made by the Holder. Pursuant to the Exchange Agreement, the Holder agreed to exchange the Warrant (and thereby release the Company from the obligation to pay the Black Scholes Value) for a promissory note in the principal amount of $900,000 (the “Note”). The Exchange Agreement included customary representations and warranties of the parties; a restriction prohibiting the Company from undertaking a variable rate transaction for so long as the Note remains outstanding; and a favored nations provision, relating to subsequent amendments, modifications, waivers or exchanges of any warrant to purchase common stock of the Company, which applies until the first anniversary of the repayment of the Note. The Company also agreed to pay $15,000 of the legal fees of the Holder pursuant to the Exchange Agreement.

The Note is payable by the Company, in four equal payments of $225,000 each, with payments due on October 22, 2021, November 22, 2021, December 22, 2021, and on maturity, January 22, 2022. We can prepay any amount due under the Note without penalties, provided we provide the Holder five days prior written notice. The amount due under the Note does not accrue interest, unless an event of default occurs thereunder, at which time the amount owed under the Note will accrue interest at 18% per annum, until paid in full. The Note contains customary restrictions (including future payments of indebtedness while the Note is outstanding and in default), covenants and events of default, including if a change of control of the Company occurs, and upon the occurrence of an event of default, the Holder can declare the entire balance of the Note immediately due and payable, together with a redemption premium of 25% (i.e., can require the Company to pay 125% of the amount due under the Note). The Note also includes certain rights which accrue to the Holder upon a fundamental transaction.

The foregoing description of the Exchange Agreement and Note above is subject to, and qualified in its entirety by, the Exchange Agreement and Note, attached as Exhibits 10.1 and 10.2 hereto, which are incorporated in this Item 1.01 by reference in their entirety.

Item 1.02. Termination of a Material Definitive Agreement.

To the extent required by Item 1.02, the information in, and incorporated by reference in, Item 1.01 hereof relating to the Exchange Agreement and the exchange of the Warrant, are incorporated by reference in this Item 1.02 by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 3.03, the information in, and incorporated by reference in, Item 1.01 hereof relating to the Note, is incorporated by reference in this Item 2.03 by reference.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03, the information in, and incorporated by reference in, Item 1.01 hereof is incorporated by reference in this Item 3.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1*	Form of Exchange Agreement dated September 22, 2021, between NextPlay Technologies, Inc. and Hudson Bay Master Fund Ltd.
10.2*	$900,000 Promissory Note dated September 22, 2021, by NextPlay Technologies, Inc. in favor of Hudson Bay Master Fund Ltd.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAY TECHNOLOGIES, INC.

Date: September 24, 2021	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Co-Chief Executive Officer